EXHIBIT E

FORTE INVESTMENT FUND, LLC

AUDITED FINANCIAL STATEMENTS

AS OF AND FOR THE TWO MONTHS ENDED JUNE 30, 2024

FORTE INVESTMENT FUND, LLC TABLE OF CONTENT

AS OF AND FOR THE TWO MONTHS ENDED JUNE 30, 2024

Duner and Foote

Certified Public Accountants
www.DunerCPA.com

Telephone (949) 263-0030 18818	Teller Ave.
FAX (949) 263-0037	Suite 265
E-M ail DerrickFoote@Dunercpa.com	Irvine, California 92612

MEMBER OF

CALIFORNIA SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS

INDEPENDENT AUDITOR’S REPORT

To the Members of

Forte Investment Fund, LLC

Opinion

We have audited the accompanying financial statements of Forte Investment Fund, LLC (“the Fund”), a Delaware series limited liability company, which comprise the balance sheet as of June 30, 2024, and the related statement of income and changes in members’ equity, and cash flows for the two months then ended and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Forte Investment Fund, LLC as of June 30, 2024, and the results of its operations and its cash flows for the two months then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Forte Investment Fund, LLC and to meet our other ethical responsibilities in accordance with relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation and maintenance of internal controls relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Forte Investment Fund, LLC’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit is conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists.

The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not the for the purpose of expressing an opinion on the effectiveness of Forte Investment Fund, LLC’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Forte Investment Fund, LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Duner and Foote,

Certified Public Accountants Irvine, California

August 9, 2024

FORTE INVESTMENT FUND, LLC
BALANCE SHEET
AS OF JUNE 30, 2024

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$—

TOTAL ASSETS		$—

LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES
Accrued expenses	$—

TOTAL CURRENT LIABILITIES		$—

MEMBERS' EQUITY - PER ACCOMPANYING STATEMENT		—

TOTAL LIABILITIES AND MEMBERS' EQUITY		$—

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS
SEE INDEPENDENT AUDITOR’S REPORT

FORTE INVESTMENT FUND, LLC
STATEMENT OF INCOME
FOR THE TWO MONTHS ENDED JUNE 30, 2024

REVENUE
Rental revenue	$—

TOTAL REVENUE		$—

OPERATING EXPENSE
Operating expense	$—

TOTAL OPERATING EXPENSE		$—

NET INCOME		$—

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS
SEE INDEPENDENT AUDITOR’S REPORT

FORTE INVESTMENT FUND, LLC
STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE TWO MONTHS ENDED JUNE 30, 2024

MEMBERS' EQUITY

MAY 2, 2024	$—

Net income	—

Member contributions	—

Member distributions	—

JUNE 30, 2024	$—

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS
SEE INDEPENDENT AUDITOR’S REPORT

FORTE INVESTMENT FUND, LLC
STATEMENT OF CASH FLOWS

FOR THE TWO MONTHS ENDED JUNE 30, 2024

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$—
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	—
Changes in operating assets and liabilities	—

NET CASH PROVIDED BY OPERATIONS		—

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of real estate	—

NET CASH USED IN INVESTING		—

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contributions	—
Capital distributions	—

NET CASH PROVIDED BY FINANCING		—

NET INCREASE IN CASH AND CASH EQUIVALENTS		—

CASH AND CASH EQUIVALENTS - MAY 2, 2024		—

CASH AND CASH EQUIVALENTS - JUNE 30, 2024		$—

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS
SEE INDEPENDENT AUDITOR’S REPORT

FORTE INVESTMENT FUND, LLC
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2024

NOTE 1 - ORGANIZATION

Forte Investment Fund, LLC is a series Delaware excess limited liability company, and together with all its series (collectively, “Forte”) is located in Newton, Massachusetts. Forte is organized as a series limited liability company and intends to conduct a series offering of membership interests to acquire, manage, value-add, develop, construct, lease, and/or sell real properties located throughout the United States with primary focus on New Jersey and Maryland. Forte will be managed by Forte Partners Global, Inc., a Massachusetts corporation.

Forte is organized as a series limited liability company and intends to conduct a series offering of membership interests in each applicable series. Each series will be established for the purpose of owning a single property, and generally intends to acquire the series property prior to the commencement or closing of that series offering. Additionally, each series will have a separate closing, its own profit and loss allocation, and its own fees and expenses. The offer and sale of membership interests for each series shall be made pursuant to a supplement to the offering circular.

Forte will commence immediately upon qualification of the offering by the Securities and Exchange Commission. The maximum offering will be $75,000,000 in accordance with Tier II of Regulation A as set forth under the Securities Act of 1933. Forte intends to offer the membership interests described herein on a continuous and ongoing basis.

The proceeds received in a series offering will be applied in the following order of priority of payment: (1) Property acquisition cost; (2) Offering expenses; (3) Acquisition expenses. Property acquisition cost is the actual cost of the series property that is paid to the property seller. Offering expenses include legal, accounting, escrow, underwriting, filing, and compliance costs related to a series offering. Acquisition expenses include all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, appraisal, development, and acquisition of the series property. Each series will be responsible for its acquisition expenses which it will pay out of the proceeds of its series offering.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Method of Accounting – Forte maintains its accounting records under the accrual method of accounting in conformity with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents – Forte considers all short-term, highly liquid unrestricted investments with original maturities of three months or less when purchased to be cash equivalents. As of June 30, 2024, cash and cash equivalents totaled $0.

FORTE INVESTMENT FUND, LLC
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2024

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments – Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 825, Financial Instruments, requires disclosure of fair value information about financial instruments. Management believes the fair value of financial instruments approximates their carrying amounts. The carrying value of cash and cash equivalents and certain other liabilities approximate their estimated fair values due to the short-term nature of these instruments.

Concentrations of Credit Risk – Financial instruments which potentially subject Forte to concentrations of credit risk consist primarily of cash deposits and trust deed notes receivables. Forte has not experienced any losses on its bank deposit accounts, and believes it is not exposed to any significant credit risk on its accounts. Forte does not have an operating history. The prior performance of the Manager or its affiliated entities do not predict future results for Forte. Therefore, no assurance can be given that Forte will achieve its investment objectives.

Management Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and related disclosures of contingent assets and liabilities. On an ongoing basis, Forte evaluates its estimates, including those related to the any allowance for losses and contingencies. Forte bases its estimates on historical experience and on various assumptions, the results of which form the basis for making judgments about the carrying values of assets and liabilities that may not be readily apparent from other sources. Actual results could differ from those estimates.

Risks and Uncertainties – Real estate assets are subject to risks and uncertainties due to real estate market volatility, interest rate volatility, and credit risk. Due to the level of such risks and uncertainties, it is at least reasonably possible that changes in the values of the real estate assets will occur in the near term, and that such changes could materially affect the amounts reported in the balance sheet, statement of income and changes in members’ equity.

Revenue Recognition – In general, Forte recognizes revenue from contracts when specific milestones and performance obligations are met in accordance with ASC 606. Each milestone is allocated a specific transaction price within the contract and is agreed upon with the customer in the contract. These milestones depend on each contract and terms. Revenue earned from contracts can range from rental income charged to tenants to gains earned based on the excess of proceeds over carrying value on the disposition of an asset less its selling expenses.

FORTE INVESTMENT FUND, LLC
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2024

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes – Forte is a limited liability company for federal and state income tax purposes. Under the laws pertaining to income taxation of limited liability companies, no income tax is paid by Forte as an entity. Each individual member reports on their income tax returns their distributive share of Forte’s income, gains, losses, deductions and credits, whether or not any actual distribution is made to such member during a taxable year. There has not been a provision for income taxes accrued during Forte’s first year of operation.

NOTE 3 – FUND PROVISIONS

Forte Investment Fund, LLC is a series Delaware limited liability company. The rights, duties, and powers of the members of the Fund are governed by the offering circular. The following description of the Fund’s offering circular provides only selected information. Members should refer to the Fund’s offering circular for a more complete description of the various provisions.

Profits and Losses – A series’ profit or loss for any taxable year, including the taxable year in which the series is dissolved, will be allocated among the members in proportion to the capital account balances held during the applicable tax reporting period.

Member Withdrawal – Members may not withdraw their interests until the dissolution of each series offering, or as otherwise permitted in Forte’s operating agreement. Members who wish to withdraw before the dissolution of a series offering will be subject to a penalty of 3% of the member’s withdrawal proceeds.

A member of any series may request that Forte redeem all or any portion of their interests, subject to the terms, condition and restrictions of the redemption policy as outlined in the operating agreement.

Restrictions on Transfer - A member may transfer its membership interest in a series only in compliance with the operating agreement. Furthermore, the membership interests have not been registered with the Securities and Exchange Commission under the Securities Act of 1933. There is no public market for the membership interests, and none is expected to develop in the future. Even if a potential buyer could be found, membership interests may not be resold or transferred without satisfying certain conditions designed to comply with applicable tax and securities laws, including, without limitation, provisions of the Securities Act, Rule 144 thereunder, and the requirement that certain legal opinions be provided to the Manager with respect to such matters. A transferee must meet the same investor qualifications as the members admitted during the series offering.

FORTE INVESTMENT FUND, LLC
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2024

NOTE 3 – FUND PROVISIONS (CONTINUED)

Cash Distributions – There are two general categories of income derived from a series: (1) Periodic cash flow; and (2) Capital transaction proceeds.

Periodic Cash Flow – This is income that is generally made on a periodic basis with a certain frequency. An example of periodic cash flow may be rental income from a property, and/or other periodic cash flow generated from a property less associated expense. Periodic cash flows will be distributed monthly or quarterly. Periodic cash flow will be distributed 80% to Members and 20% to the Manager.

Capital Transaction Proceeds - These are transaction-based income derived from a property. Transaction-based income includes, without limitation, the sale, refinance, and/or disposition of a property. Capital Transaction Proceeds are distributed only to Members.

In the event of uncertainty or ambiguity as to whether a source of income is categorized as periodic cash flow or capital transaction proceeds, the Manager shall have the sole and absolute discretion to determine such a category. The manner in which income is distributed from a series will depend on the source of income.

NOTE 4 – COMMISSIONS FOR SELLING MEMBERSHIP INTERESTS

Forte has retained the services of Dalmore Group, LLC (“Dalmore”) as a third-party independent broker to act as the broker of record in the sale of the membership interests. Dalmore is a broker firm registered with the Financial Industry Regulatory Authority (“FINRA”). Forte will pay Dalmore 1.0% of the aggregate amount raised by Forte. Any commission and/or fees payable to Dalmore will be paid by Forte and are considered an expense to Forte.

NOTE 5 – RELATED PARTY TRANSACTIONS

Forte Partners Global, Inc. (“the Manager”), a Massachusetts corporation, is the Manager of Forte Investment Fund. The following is a summary of significant items of compensation that Forte Partners Global, Inc realizes from Forte:

Asset Management Fee – The Manager shall earn an asset management fee equal to an annualized rate of 2% of series’ net asset value. The asset management fee shall be paid either quarterly or monthly depending on the specific series. Any leverage that is utilized in the series to acquire property or otherwise shall not be included in calculating the asset management fee for the series.

FORTE INVESTMENT FUND, LLC
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2024

NOTE 5 – RELATED PARTY TRANSACTIONS (CONTINUED)

Series Property Management Fee – The Manager shall be entitled to receive a monthly property management fee for managing a series’ property (“Property Management Fee”). The Property Management Fee shall generally equal to an annualized rate of 5.0% to 7.0% of the monthly gross rents received from the series property and calculated as an expense within each series. The Property Management Fee will be determined based on prevailing market rates and will be negotiated with a local property manager on a case-by-case and arms’ length basis. The Manager may appoint a third party or an affiliate to act as property manager, at the Manager’s discretion. In certain circumstances the nature of the property management needs may be different from one series property to another, such as a series property being operated a short-term rental, and in these cases the Property Management Fee will be set at a rate that is negotiated with a third-party property manager, which generally ranges anywhere from 20% to 40% of the monthly gross rents received.

Real Estate Disposition Fee - The Manager may retain the services of an affiliate or a third-party real estate broker to sell a property, and such affiliate or third-party real estate broker shall receive fees at rates customarily charged for similar services by companies engaged in the same or substantially similar activities in the relevant geographical area. Each series will be charged a “Property Disposition Fee” that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. Such Property Disposition Fees are currently anticipated to range between 6.0% and 7.0% of the sale price and shall be considered an expense of the series. Additionally, the Manager shall receive 2.0% of the net proceeds received from sale of a property.

Operating Expenses - The Manager shall be entitled to reimbursement by each series for reasonable and necessary out-of-pocket expenses incurred in connection with the operation of the series and series activity (the “Operating Expenses”). Each series shall be responsible for its Operating Expenses as allocated to it in accordance with the allocation policy and as determined by the Manager in its reasonable discretion. Operating Expenses are such costs and expenses incurred in connection with the operation and management of the series property, including but not limited to HOA fees, property security and maintenance, insurance, interest expenses, banking and transactional fees, legal expenses arising from property operations, and any similar expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion. If Operating Expenses exceed the amount of revenue generated from a series property and cannot be covered by any capital expenditure reserves on the balance sheet of such series property, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the applicable series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by the series property, and/or (c) cause additional membership interests to be issued in the series in order to cover such additional amounts.

FORTE INVESTMENT FUND, LLC
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2024

NOTE 5 – RELATED PARTY TRANSACTIONS (CONTINUED)

Offering Expenses and Acquisition Expenses - Each series will be responsible for certain fees, costs and expenses incurred in connection with the offer and sale of Membership Interests associated with the particular Series (the “Offering Expenses”). Each series will reimburse the Manager for Offering Expenses actually incurred by the Manager on behalf of a series in accordance with the allocation policy and as determined by the Manager in its reasonable discretion (and excludes ongoing costs described in Operating Expenses). In general, these costs include legal, accounting, banking, underwriting, filing, and compliance costs, as applicable, related to a series offering. The Manager will be responsible for all offering expenses on behalf of each series and will be reimbursed by the series through the proceeds of the series for offering expenses actually incurred. Each series will be responsible for fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, and acquisition of the series property incurred prior to the series’ closing, including real estate commissions, appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, bank fees, and interest, as applicable (the “Acquisition Expenses”). Each series will reimburse the Manager for Acquisition Expenses actually incurred by the Manager on behalf of a series in accordance with the allocation policy and as determined by the Manager in its reasonable discretion. The Acquisition Expenses will be payable from the proceeds of each series offering and each series shall reimburse the Manager for any such Acquisition Expenses advanced by the Manager.

NOTE 6 – SUBSEQUENT EVENTS

Forte has evaluated subsequent events through August 9, 2024, the date these financial statements were issued. Based on this evaluation, Forte has determined that no events or transactions have occurred subsequent to the balance sheet date that would require adjustment to, or disclosure in, the financial statement.